Exhibit 1.2

GRAPHITE BIO, INC.

Shares of Common Stock

(par value $0.00001 per share)

Controlled Equity OfferingSM

Sales Agreement

July 21, 2022

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Graphite Bio, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cantor Fitzgerald & Co. (the “Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, shares of common stock (the “Placement Shares”) of the Company, par value $0.00001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus or a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus or prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented, by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus (defined below) shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Agent. Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations, including sales made directly on or through the Exchange or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. “Trading Day” means any day on which Common Stock is traded on the Exchange.

4. Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5. Sale and Delivery to the Agent; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any Governmental Authority in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Agent may request in writing at least one full Business Day (as defined below) before the Settlement Date. The certificates for the Placement Shares, if any, will be made available by the Company for examination and packaging by the Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below):

(a) Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act. The Registration Statement has been or will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. The Prospectus Supplement will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agent has consented. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Exchange under the trading symbol “GRPH.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.

(b) No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Agent in writing specifically for use in the preparation thereof.

(c) Conformity with the Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d) Conformity with EDGAR Filing. The Prospectus delivered to Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(e) Organization. The Company (as defined below) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement and the Prospectus and is duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(f) Subsidiaries. The Company has no “subsidiaries” (as defined in Rule 405 under the Securities Act) and the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(g) Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(h) Capitalization. The shares of Common Stock outstanding prior to the issuance of the Placement Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options, shares of restricted stock, or other stock based awards under the Company’s existing stock-based compensation plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms to the description thereof contained in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects.

(i) Authorization of Placement Shares. The Placement Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Placement Shares will not be subject to any preemptive or similar rights that have not been validly waived, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

(j) Stock Option Plans. With respect to the stock options granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company Stock Plans, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(k) Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company that is material to the Company, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the case of clauses (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states in connection with the sale and issuance of the Placement Shares.

(l) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, or (ii) any transaction which is material to the Company taken as a whole, from that set forth in the Registration Statement and the Prospectus.

(m) No Violation or Default. The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or its businesses and properties, except in the case of clause (ii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company.

(n) No Litigation. There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o) Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Placement Shares, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Environmental Laws. Except as set forth in the Registration Statement or the Prospectus, the Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(q) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Placement Shares registered pursuant to the Registration Statement, expect as otherwise have been validly waived in connection with the issuance and sale of the Placement Shares contemplated hereby and as described in the Registration Statement and the Prospectus.

(r) No Improper Practices. (i) Neither the Company nor nor any of its affiliates, or any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or any director, officer, employee, agent or representative of any of its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to obtain, retain, or direct business or influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its controlled affiliates and, to the Company’s knowledge, each of their other affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its controlled affiliates will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) Anti-Money Laundering Laws. The operations of the Company and each of its controlled affiliates are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT

Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its controlled affiliates conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its controlled affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) Sanctions. (i) Neither the Company nor any of its controlled affiliates, nor any director, officer, or employee of the Company or any of its controlled affiliates, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, so-called Donetsk People’s Republic, Iran, so-called Luhansk People’s Republic, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its controlled affiliates have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) No Material Changes. (i) The Company and has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in the case of (ii) and (iii) as described in the Registration Statement and the Prospectus.

(v) Title to Real Property and Personal Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement and the Prospectus, respectively, or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company.

(w) Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, the Company owns, possesses or has valid, binding and enforceable licenses or other rights, or can acquire them on reasonable terms sufficient, to practice and use all technology, patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the Registration Statement, and the Prospectus (collectively, the “Company Intellectual Property”) necessary for, or used in the conduct, of the business of the Company. To the Company’s knowledge, (i) the Company is not obligated or under any liability to pay a royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property except as disclosed in the Registration Statement and the Prospectus, (ii) no action, suit, claim or other proceeding is pending or, is threatened in writing, alleging that the Company is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s product candidates, processes or intellectual property, (iii) no action, suit, claim or other proceeding is pending or, is threatened in writing, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, (iv) no action, suit, claim or other proceeding is pending or, is threatened in writing, challenging the Company’s rights in or to any Company Intellectual Property, (v) the Company has not received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, (vi) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, (vii) the Company has complied with the terms of each agreement pursuant to which intellectual property has been licensed to the Company, (viii) no employee, consultant or independent contractor of the Company (“Company Personnel”) is in or has ever been in violation in any respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or counterparty to such agreements, where the basis of such violation relates to such Company Personnel’s employment or independent contractor’s engagement with the Company, actions undertaken while employed or engaged with the Company, or the ownership by the Company of any Company Intellectual Property, (ix) the Company and has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (x) none of the Company Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons, (xi) the product candidates described in the Registration Statement and the Prospectus as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company, and (xii) the duties of candor and good faith required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company Intellectual Property have been complied with.

(x) ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its Controlled Group has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

(y) Labor Disputes. No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company.

(z) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgement are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(aa) Consents and Permits. Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company.

(bb) Financial Information. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting or other records of the Company and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Independent Public Accounting Firm. Deloitte & Touche LLP, whose report on the financial statements of the Company filed with the Commission as part of the Company’s most recent Form 10-K filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”) with respect to the Company.

(dd) Statistical and Market-Related Data. The statistical, industry and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects. To the Company’s knowledge, after reasonable investigation, it does not require the consent of any third party for the use of any such data.

(ee) Disclosure Controls. To the extent required under applicable rules, the Company maintains disclosure controls and procedures that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The

Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(ff) Distribution of Common Stock. Except as described in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg) Taxes. The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which, singly or in the aggregate, has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a material adverse effect on the Company.

(hh) Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act, and all rules and regulations promulgated thereunder applicable to the Company at such time, and is taking steps designed to ensure that it will be in compliance, at all times, with the other provisions of the Sarbanes-Oxley Act when they become applicable to the Company after the effectiveness of the Registration Statement.

(ii) Certain Market Activities. Neither the Company nor any of its directors, officers or controlling persons have taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price any security of the Company to facilitate the sale or resale of the Placement Shares.

(jj) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(kk) Clinical Studies. The preclinical tests and clinical trials, and other studies (collectively, “Studies”) that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects with applicable laws, including, without limitation, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the rules and regulations promulgated thereunder; each description of the results of such Studies is accurate and complete in all material respects and the Company has no knowledge of any other Studies the results of which are inconsistent with, or otherwise reasonably call into question, the results described or referred to in the Registration Statement or the Prospectus when viewed in the context in which such results are described and the stage of development; the Company has made all such filings and obtained all such approvals or authorizations as may be required by the Food and Drug Administration (the “FDA”) of the U.S. Department of Health and Human Services (collectively, the “Regulatory Agencies”) to conduct its business as currently conducted and as described in the Registration Statement and the Prospectus, except where the failure to make such filing or obtain such approval would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company, taken as a whole; except as described in the Registration Statement and the Prospectus, the Company has not received any written notice of, or correspondence from, any Regulatory Agency or health care facility Institutional Review Board requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement and the Prospectus, nor is the Company aware of any reasonable grounds for such notice or correspondence; and the Company has operated and currently is in compliance in all material respects with all applicable laws, rules and, regulations of the Regulatory Agencies.

(ll) Compliance with Health Care Laws. The Company and its directors, officers, employees, contractors, and agents are, and for the previous three (3) years have been, in compliance with all applicable Health Care Laws, as defined below, except where noncompliance would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, and local laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusions law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes, including but not limited to the coverage and payment provisions of Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) (42 U.S.C. §§ 17921 et seq.), and the

regulations promulgated thereunder and any state law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable Regulatory Agencies; and (vi) any and all other applicable health care laws and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product candidate manufactured or distributed by the Company. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental authority or Regulatory Agency or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the Company’s knowledge, its officers, directors, employees, contractors or agents, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority or Regulatory Agency. Neither the Company nor, to the Company’s knowledge, any of its employees, contractors, agents, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, or engaged in any conduct that would reasonably be expected to result in debarment, suspension, or exclusion. Except as would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company, the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Except as would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company, the Company possesses and is in compliance with all licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws except where such noncompliance would not be expected to, individually or in the aggregate, have a material adverse effect on the Company. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any other Regulatory Agency or governmental entity alleging or asserting material noncompliance with any Health Care Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws. Except as would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company, the Company has fulfilled and performed all of their respective material obligations with respect to all licenses, sublicenses, certificates, permits and other authorizations and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder.

(mm) Cybersecurity. The Company is, and at all prior times was, in compliance with all data privacy and security laws and regulations regarding the collection, use, transfer, storage, processing (including by third parties), protection, disposal or disclosure of personally identifiable information or any other information, personal information, or Personal Data collected from or provided by third parties, (collectively, the “Privacy Laws”). “Personal Data” means any information that allows the identification of such natural person that is regulated by applicable Privacy Laws. To ensure compliance with the Privacy Laws, the Company has in place, comply with, and take appropriate steps to ensure compliance with their (i) policies and procedures relating to data privacy and security and the collection, storage, processing (including by third parties), use, disclosure, handling, and analysis of Personal Data, and (ii) security policies (collectively, the “Policies”). The Company has provided accurate notice of its Policies then in effect to its customers, employees, third party vendors and representatives. Each of the Company Policies provides notice of the Company’s then-current privacy practices relating to its subject matter and such Company Policies do not contain any material omissions of the Company’s then-current privacy practices. The Company has made all disclosures to users or customers required by contracts or applicable Privacy Laws. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. The Company further certifies that it: (i) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn) IT Systems. The Company’s information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect its confidential information and the integrity, continuous operation, redundancy and security of all IT Systems (including all Personal Data and sensitive, confidential or regulated data (collectively, the “Confidential Data”)) and data used in connection with the operation of the Company. The Company has used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company. There have been no material internal or external security breaches or attacks, violations, outages or unauthorized uses of or accesses to the Personal Data, Confidential Data, or any other compromises of or relating to any such information technology system or data. The Company has in the past and is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Confidential Data and to the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification.

(oo) No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(pp) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Agent Purchases. The Company acknowledges and agrees that Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

(ss) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt) Finder’s Fees. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Agent pursuant to this Agreement or any other written agreement between the Company and the Agent.

(uu) Broker/Dealer Relationships. The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) does not directly or indirectly through one or more intermediaries, control and is not a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(vv) No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(ww) Market Capitalization. At the time the Registration Statement was or will be originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(xx) No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a material adverse effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a material adverse effect.

(yy) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(zz) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agent as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that (A) the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent with any advance copy of such filing or to provide the Agent with any opportunity to object to such filing if such filing does not name the Agent and does not relate to any Placement Shares; provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than documents incorporated by reference) relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said

Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the interests of the Company to do so. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.

(d) Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earning Statement. To the extent not available on EDGAR, the Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earning statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the sixtieth (60th) day immediately following the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options, or any other awards (including performance awards, restricted shares or restricted stock units) pursuant to any employee or director equity incentive, stock option or benefits plan, share purchase plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights or awards in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations, license agreements, collaborations or strategic alliances occurring after the date of this Agreement which are not issued primarily for capital raising purposes.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Placement Shares sold through the Agent under this Agreement, and the net proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. (1) Prior to the date of the first Placement Notice and (2) following the first Placement Notice each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate dated the Representation Date, in the form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending (including for purposes of clarity, during which a Suspension is in effect), which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder, or instructions for the sale of Placement Shares under a suspended Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement Shares or the Agent sells any Placement Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 7(l) dated as of the date of the Placement Notice or the date that the instructions for the sale of Placement Shares are issued, as applicable.

(m) Legal Opinion. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent a written opinion of Goodwin Procter LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to Agent no more than one opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letter. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firm to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if reasonably requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material financial information (including the restatement of the Company’s financial statements). The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities; Compliance with Regulation M. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(p) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(s) Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(t) Secretary’s Certificate; Further Documentation. Prior to the date of the first Placement Notice, the Company shall deliver to the Agent a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(u) Emerging Growth Company Status. The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement.

8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be reasonably required pursuant to this Agreement in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of Agent including but not limited to the fees and expenses of the counsel to the Agent, (a) payable in an amount not to exceed $75,000 in connection with the execution of this Agreement, (b) payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, in an amount not to exceed $15,000 per calendar quarter, and (c) in an amount not to exceed $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agent’s counsel, (vii) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem necessary, (viii) the preparation, printing and delivery to the Agent of copies of the blue sky survey (subject to the cap, set forth in clause (v) above), (ix) the fees and expenses of the transfer agent and registrar for the Common Stock, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the reasonable and documented fees of the Agent’s counsel (subject to the cap, set forth in clause (v) above), and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9. Conditions to Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specific date or time), to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Shares issued to the Agent and not yet sold by the Agent and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion, in consultation with outside counsel, is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. The Agent shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m).

(f) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(l) FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(m) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agent Information (as defined below).

(b) Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh and eighth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred after the indemnifying party receives a written invoice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel for which it is entitled to reimbursement under this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of commissions to the Agent, but before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the Agent and any officers, directors, partners, employees or agents of the Agent or any of its affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of the Agent is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 13 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention:     Capital Markets

Facsimile:    (212) 307-3730

and:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention:     General Counsel

Facsimile:    (212) 829-4708

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001-2157

Attention:     Daniel I. Goldberg, Esq.

Facsimile:    (212) 479-6275

and if to the Company, shall be delivered to:

Graphite Bio, Inc.

201 Haskins Way, Suite 210

South San Francisco, CA 94080

Attention:     Alethia Young, Chief Financial Officer

Facsimile:

with a copy to:

Goodwin Procter LLP

Three Embarcadero Center, Floor 28

San Francisco, CA 94111

Attention:     Maggie Wong, Esq.

Facsimile:    (415) 733-6071

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING,

ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

22. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

23. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) each Settlement Date.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

GRAPHITE BIO, INC.

By:	/s/ Alethia Young
Name: Alethia Young
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title:Senior Managing Director, Head of Investment Banking

SCHEDULE 1

Form of Placement Notice

From:	GRAPHITE BIO, INC.

To:	Cantor Fitzgerald & Co. Attention: [•]

Subject:	Placement Notice

Date:	[•], 202[•]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Graphite Bio, Inc., a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co. (“Agent”), dated July 21, 2022, the Company hereby requests that the Agent sell up to [•] of the Company’s common stock, par value $0.00001 per share, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount up to 3.0% of the aggregate gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

Alethia Young

Josh Lehrer

With copies to:

Stephanie Yao

Zed Zduniak

The Agent

Sameer Vasudev

With copies to:

CFCEO@cantor.com

Form of Representation Date Certificate Pursuant to Section 7(l)

The undersigned, the duly qualified and elected [•], of Graphite Bio, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Sales Agreement, dated July 21, 2022 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

GRAPHITE BIO, INC.

By:
Name:
Title:

Date: [•]

Exhibit 21

Permitted Free Writing Prospectus

None.